Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Xerox Holdings Corporation of our report dated February 28, 2025, relating to the consolidated financial statements of Lexmark International II, LLC, appearing in Xerox Holdings Corporation’s Current Report on Form 8-K/A filed on July 30, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Cincinnati, Ohio

July 30, 2025